Exhibit 99.1

Castellum, Inc. Announces 2024 Budget Targets and Strategic Initiatives

BETHESDA, Md., Oct. 20, 2023 (GLOBE NEWSWIRE) -- Castellum, Inc. (NYSE-American: CTM), a cybersecurity and software services company focused on the federal government, announces its 2024 budget targets and some corporate strategic initiatives.

Mark Fuller, President and Chief Executive Officer of Castellum, said: “The Company is now well positioned to execute on our 2024 budget starting in January, where we are projecting $50 million in revenue and $3.5 million in recurring cash operating profit for the 2024 calendar year.”

“From a strategy perspective, we are looking at some key initiatives including potential mergers, both forward and reverse, acquisitions which could help us get to economic scale (which we define as $80 million in revenue and 7.5% or better cash operating profit), and other things to improve shareholder value,” added Fuller. “Consideration has also been given to whether the $1.2 million-plus of public company costs are worthwhile to our core shareholder group. With the expiration of the 12-month EF Hutton engagement lockup, we can now interview other investment bankers and get different perspectives on rebuilding some of the shareholder value lost over the past year. Part of that process will involve continuing to pay down our bank debt while looking to term out, pay down, or otherwise restructure our non-bank debt and also looking to get some flexibility (which we haven’t previously had) to repurchase stock if the board feels that the market is substantially undervaluing our common equity. In short, we have a full plate of initiatives to pursue over the coming few months,” concluded Fuller.

About Castellum, Inc.

Castellum, Inc. (NYSE-American: CTM) is a defense-oriented technology company that is executing strategic acquisitions in the cyber security, MBSE, and information warfare areas http://castellumus.com/

Forward-Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent the Company’s expectations or beliefs concerning future events and can generally be identified by the use of statements that include words such as “estimate,” “project,” “believe,” “anticipate,” “shooting to,” “intend,” “in a position,” “looking to,” “pursue,” “positioned,” “will,” “likely,” “would,” or similar words or phrases. Forward-looking statements include, but are not limited to, statements regarding the Company’s expectations for revenue growth, RCOP growth, and new customer opportunities, improvements to cost structure, and profitability. These forward-looking statements are subject to risks, uncertainties, and other factors, many of which are outside of the Company’s control, that could cause actual results to differ (sometimes materially) from the results expressed or implied in the forward-looking statements, including, among others: the Company’s ability to compete against new and existing competitors; its ability to effectively integrate and grow its acquired companies; its ability to identify additional acquisition targets and close additional acquisitions; the impact on the Company’s revenue due to a delay in the U.S. Congress approving a federal budget; and the Company’s ability to maintain the listing of its common stock on the NYSE American LLC. For a more detailed description of these and other risk factors, please refer to the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission (“SEC”) which can be viewed at www.sec.gov. All forward-looking statements are inherently uncertain, based on current expectations and assumptions concerning future events or future performance of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. The Company expressly disclaims any intent or obligation to update any of the forward-looking statements made in this release or in any of its SEC filings except as may be otherwise stated by the Company.

Non-GAAP Financial Measures and Key Performance Metrics:

This press release contains Non-GAAP Recurring Cash Operating Profit (Loss), which is a Non-GAAP financial measure that is used by management to measure the Company’s operating performance. The Company is relying on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K as it is unable to provide a quantitative reconciliation to the most directly comparable GAAP financial measure. To the extent required, statements disclosing the definition, utility, and purpose of this measure is also set forth herein.

Definition: Non-GAAP Recurring Cash Operating Profit (Loss) represents the Company’s GAAP operating loss excluding non-cash charges such as stock-based compensation, depreciation, amortization, and change in the value of contingent earnout as well as any non-recurring charges.

Utility and Purpose: The Company discloses Non-GAAP Recurring Cash Operating Profit (Loss) because this Non-GAAP measure is used by management to evaluate our business, measure its operating performance, and make strategic decisions. We believe Non-GAAP Recurring Cash Operating Profit (Loss) is useful for investors and others in understanding and evaluating our operating results in the same manner as its management. However, Non-GAAP Recurring Cash Operating Profit (Loss) is not a financial measure calculated in accordance with GAAP and should not be considered as a substitute for GAAP operating loss or any other operating performance measure calculated in accordance with GAAP. Using this Non-GAAP measure to analyze our business would have material limitations because the calculations are based on the subjective determination of management regarding the nature and classification of events and circumstances that investors may find significant. In addition, although other companies in our industry may report a measure titled Non-GAAP Recurring Cash Operating Profit (Loss), this measure may be calculated differently from how we calculate this Non-GAAP financial measure, which reduces its overall usefulness as a comparative measure. Because of these inherent limitations, you should consider Non-GAAP Recurring Cash Operating Profit (Loss) alongside other financial performance measures, including net loss and our other financial results presented in accordance with GAAP.

A photo accompanying this announcement is available at https://www.globenewswire.com/NewsRoom/AttachmentNg/6b8ffa12-11a2-431c-b55a-0fa78e093862